Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated September 10, 2024 in connection with their beneficial ownership of Outset Medical, Inc. Each of Columbia Acorn Fund, Columbia Wanger Asset Management, LLC and Columbia Management Investment Advisers, LLC authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, North America Head of Operations & Investor Services

Columbia Management Investment Advisers, LLC

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, North America Head of Operations & Investor Services

Columbia Wanger Asset Management, LLC

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer and Assistant Treasurer

Columbia Acorn Fund

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Treasurer